UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 12, 2007 (July 11, 2007)
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08972 (Commission File Number)	95-3983415 (IRS Employer Identification No.)
155 North Lake Avenue, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On July 11, 2007, IndyMac Bank, F.S.B. (the “Bank”), an indirect, wholly-owned subsidiary of IndyMac Bancorp, Inc. (the “Company”), completed the sale of property located at 3465, 3475, 3455, and 3453 East Foothill Boulevard in Pasadena, California (the “Property”) to Wells REIT II—Pasadena Corporate Park, LP, a Delaware limited partnership (“Owner”) for a purchase price of approximately $116 million. In connection with the sale of the Property, the Bank entered into a lease agreement with the Owner pursuant to which the Bank leased a portion of the Property from the Owner for an initial term of 10 years. The Bank expects to recognize approximately $60 million in total gain from the sale and leaseback transaction, with approximately $24 million recognized upon sale and the balance amortized over the term of the lease.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: July 12, 2007	By:	/s/ A. SCOTT KEYS
A. Scott Keys
Executive Vice President and Chief Financial Officer